Exhibit 99.1


                          AUDITED FINANCIAL STATEMENTS





                                  MYOTECH, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

                                  MYOTECH, LLC
                          (A DEVELOPMENT STAGE COMPANY)


                                      INDEX
================================================================================



AUDITED FINANCIAL STATEMENTS                                           PAGE


INDEPENDENT AUDITORS' REPORT                                            1

BALANCE SHEETS                                                          2

STATEMENTS OF OPERATIONS                                                3

STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)                      4

STATEMENTS OF CASH FLOWS                                                5

NOTES TO FINANCIAL STATEMENTS                                          6-8

To the Members
Myotech, LLC (a development stage company)
West Henrietta, New York

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of Myotech, LLC (a development stage company) as of December 31, 2004 and 2003 and the related statements of operations, changes in members' equity (deficit) and cash flows for the year ended December 31, 2004 and the period from July 30, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the management of Myotech, LLC (a development stage company). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Myotech, LLC (a development stage company), as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended December 31, 2004 and the period from July 30, 2003 (date of inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. Additionally, the amounts included in the cumulative column in the statements of operations and cash flows for the period from July 30, 2003 (date of inception) to December 31, 2004 are fairly presented, in all material respects, in conformity with United States generally accepted accounting principles.


                                                 ELDREDGE, FOX AND PORRETTI, LLP

Rochester, New York
January 4, 2006

                                  MYOTECH, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                                 Balance Sheets
                           December 31, 2004 And 2003
--------------------------------------------------------------------------------

                                                                                              2004              2003
                                                                                              ----              ----
                                                          ASSETS

Current Assets:
    Cash                                                                                         $157,501               $0
    Advance on fees                                                                                 7,500                0
                                                                                        -----------------------------------
         Total current assets                                                                     165,001                0
                                                                                        -----------------------------------

Property and Equipment:
    Computer equipment                                                                              4,672                0
    Office equipment                                                                                5,590                0
                                                                                        -----------------------------------
         Total                                                                                     10,262                0
    Less, accumulated depreciation                                                                  (792)                0
                                                                                        -----------------------------------
         Total property and equipment - net                                                         9,470                0
                                                                                        -----------------------------------

Other Assets:
    Security deposit                                                                                2,249                0
                                                                                        -----------------------------------
         Total other assets

Total                                                                                            $176,720               $0
                                                                                        ===================================

                                         LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

Current Liabilities:
    Trade accounts payable                                                                        $58,911               $0
    Due to related parties                                                                         73,477            2,500
                                                                                        -----------------------------------
         Total current liabilities                                                                132,388            2,500
                                                                                        -----------------------------------

Members' Equity (Deficit):
    Members' equity - Class A                                                                     201,151          191,323
    Member's equity - Class B                                                                     872,500                0
    Deficit accumulated during the development stage                                          (1,029,319)        (193,823)
                                                                                        -----------------------------------
         Total members' equity (deficit)                                                           44,332          (2,500)
                                                                                        -----------------------------------

Total                                                                                            $176,720               $0
                                                                                        ===================================

   The accompanying notes are an integral part of these financial statements.

                                  MYOTECH, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                            Statements Of Operations
            For The Year Ended December 31, 2004 And The Period From
             July 30, 2003 (Date of Inception) To December 31, 2003
--------------------------------------------------------------------------------

                                                                               Period from July 30,
                                                                                   2003 (date of
                                                                                   inception) to
                                                     2004              2003      December 31, 2004
                                                     ----              ----      -----------------
Revenues - Net                                             $0               $0                    $0
                                            ---------------------------------------------------------

Expenses:

    Research expenses                                 600,112          158,042               758,154

    Regulatory expenses                                 9,701                0                 9,701

    Business development expenses                      99,415           15,712               115,127

    Administrative expenses                           126,268           20,069               146,337

                                            ---------------------------------------------------------
         Total expenses                               835,496          193,823             1,029,319
                                            ---------------------------------------------------------

Net Loss                                           $(835,496)       $(193,823)          $(1,029,319)
                                            =========================================================

   The accompanying notes are an integral part of these financial statements.

                                  MYOTECH, LLC
                          (A DEVELOPMENT STAGE COMPANY)
               Statements Of Changes In Members' Equity (Deficit)
            For The Year Ended December 31, 2004 And The Period From
             July 30, 2003 (Date of Inception) To December 31, 2003
--------------------------------------------------------------------------------

                                                                                                  Deficit
                                                                                            Accumulated During
                                                                                              the Development
                                                                Class A         Class B            Stage              Total
                                                                -------         -------            -----              -----
Members' Equity - July 30, 2003                                       $0              $0                  $0                $0

    Member contributions / issuance of units                     191,323               0                   0           191,323

    Net loss                                                           0               0           (193,823)         (193,823)
                                                         ----------------------------------------------------------------------

Members' Equity (Deficit) - December 31, 2003                    191,323               0           (193,823)           (2,500)

    Member contributions / issuance of units                      32,328         900,000                   0           932,328

    Finders fees                                                (22,500)        (27,500)                   0          (50,000)

    Net loss                                                           0               0           (835,496)         (835,496)
                                                         ----------------------------------------------------------------------

Members' Equity (Deficit) - December 31, 2004                   $201,151        $872,500        $(1,029,319)           $44,332
                                                         ======================================================================

   The accompanying notes are an integral part of these financial statements.

                                  MYOTECH, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                            Statements Of Cash Flows
            For The Year Ended December 31, 2004 And The Period From
             July 30, 2003 (Date of Inception) To December 31, 2003
--------------------------------------------------------------------------------

                                                                                                    Period from July 30,
                                                                                                        2003 (date of
                                                                                                        inception) to
                                                                       2004              2003         December 31, 2004
                                                                       ----              ----         -----------------
Cash Flows From Operating Activities:
    Net loss                                                            $(835,496)       $(193,823)          $(1,029,319)
                                                                 ---------------------------------------------------------
    Adjustments to reconcile net loss to net cash used
        for operating activities:
        Depreciation                                                           792                0                   792
        Decrease (increase) in operating assets:
           Advances on fees                                                (7,500)                0               (7,500)
           Security deposit                                                (2,249)                0               (2,249)
        Increase (decrease) in operating liabilities:
           Trade accounts payable                                           58,911                0                58,911
           Due to related parties                                           70,977            2,500                73,477
                                                                 ---------------------------------------------------------
               Total adjustments                                           120,931            2,500               123,431
                                                                 ---------------------------------------------------------
           Net cash used for operating activities                        (714,565)        (191,323)             (905,888)
                                                                 ---------------------------------------------------------

Cash Flows From Investing Activities:
    Purchase of property and equipment                                    (10,262)                0              (10,262)
    Payment of finder's fees                                              (27,500)                0              (27,500)
                                                                 ---------------------------------------------------------
           Net cash used for investing activities                         (37,762)                0              (37,762)
                                                                 ---------------------------------------------------------

Cash Flows From Financing Activities:
    Member contributions and issuance of units                             909,828          191,323             1,101,151
                                                                 ---------------------------------------------------------
           Net cash provided by financing activities                       909,828          191,323             1,101,151
                                                                 ---------------------------------------------------------

Net Increase In Cash                                                       157,501                0               157,501

Cash - Beginning                                                                 0                0                     0
                                                                 ---------------------------------------------------------

Cash - Ending                                                             $157,501                0              $157,501
                                                                 =========================================================

Summary of Non-Cash Investing and Financing
    Activities:
    Finder's fees paid by issuance of membership units                   $(22,500)               $0             $(22,500)
                                                                 =========================================================
    Issuance of membership units for settlement of finder's fees          $22,500                $0              $22,500
                                                                 =========================================================

    The accompanying notes are an integral part of these financial statements

                                  MYOTECH, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes To Financial Statements
--------------------------------------------------------------------------------

Note 1. Summary of Significant Accounting Policies:

Business Activity - Myotech, LLC (the "Company") is a privately held medical technology development company headquartered in Rochester, New York. The Company was formed in July 2003 as a New York limited liability company to commercialize a new cardiac therapy device consisting of a family of medical products based upon "Direct Mechanical Ventricular Actuation ("DMVA")" cardiac assist technologies. These technologies enable production of a new type of heart assist device for more effectively treating patients with many types of heart failure.

The Company is in the development stage and is expected to remain so for at least the next twelve months. The Company has not generated any material revenues throughout its history. The Company's ability to continue in business is dependent upon obtaining sufficient financing or attaining future profitable operations.

Members' Equity - The members' equity consists of two classes of ownership. The Class A members have voting rights and consist of the founders and directors. The Class B members have non-voting rights. The activity in membership units consists of the following:

                                                            Class A           Class B           Total
                                                            -------           -------           -----
     Number of units - July 30, 2003                                0                 0                0
         Membership units issued                            5,750,000                 0        5,750,000
                                                    -----------------------------------------------------
     Number of units - December 31, 2003                    5,750,000                 0        5,750,000
         Membership units issued                               39,321           450,000          489,321
                                                    -----------------------------------------------------
     Number of units - December 31, 2004                    5,789,321           450,000        6,239,321
                                                    =====================================================

Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - For the purposes of the balance sheets and statements of cash flows, cash and cash equivalents include deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Property and Equipment - Property and equipment, including major renewals and betterments, are recorded at cost and are depreciated using the straight-line and accelerated methods over their estimated useful lives. Upon retirement or disposal of an asset, the cost and related accumulated depreciation are eliminated and any gain or loss is included in operations. Depreciation is computed over the following periods:

                   Computer equipment                      5 Years
                   Office equipment                        7 Years

                                  MYOTECH, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes To Financial Statements
--------------------------------------------------------------------------------

Finder's fees - Finder's fees represent amounts paid to individuals for successfully attracting outside individuals to become investors of the Company. Some of these finder's fees are paid in cash, and are based on a percentage of the number of units purchased by an individual. Some of these finder's fees are paid in additional units, and are based on a different percentage of the number of units purchased by an individual.

                                                           2004                 2003
                                                           ----                 ----
     Finder's fees - Cash                                    $27,500                    $0
     Finder's fees - Additional Class A units                 22,500                     0
                                                    ---------------------------------------
         Total                                               $50,000                    $0
                                                    =======================================

Research expenses - All research expenses incurred by the Company are expensed as incurred.

Income taxes - The taxable income or loss of the Company is included in the income tax returns of the individual members. Accordingly, no provision for the effect of income taxes has been included in these financial statements.

Note 2. License Agreement:

The Company has entered into an exclusive, worldwide, royalty bearing license agreement dated February 2004 with Advanced Resuscitation, LLC ("ARLLC"). Several of the owners and directors of the Company are also owners and directors of ARLLC.

ARLLC owns the rights to the core DMVA technology. This licensee agreement gives the Company the right to commercialize the technology and bring it to market. As consideration, the Company was required to pay $25,000 to ARLLC to cover historical patent costs. ARLLC has agreed to waive this initial payment. The Company is also required to pay $10,000 each year on the anniversary date of the agreement for patent maintenance costs, until the Company makes its first commercial sale of a licensed product. The Company has agreed to assume all patent costs incurred during 2004.

Under this agreement, the Company will be required to pay to ARLLC 5% of all license fees received by the Company and 5% of net sales and net service revenues. The Company is also required to pay 25% of all sublicense fees received. The company will be held to certain annual minimum payments beginning once royalty payments commence after initial regulatory approval and first licensed product shipment or upon significant change in Company ownership. The Company has not reached any thresholds that would cause these payments to commence as of December 31, 2004. As such, no payments have been made.

Note 3. Related Party Transactions:

The Company has entered into an expense reimbursement agreement with Biophan Technologies, Inc. ("BTI"). Several of the Class A members of the Company are also directors of BTI.

Beginning in 2004, the payroll, related taxes and certain other benefits of several of the Company's directors are being paid by BTI. The Company's share of these expenses are then reimbursed to BTI. During 2004, the Company's share of these expenses amounted to $88,457.

                                  MYOTECH, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes To Financial Statements
--------------------------------------------------------------------------------

The Company also pays various other expenses on behalf of BTI and Biomed Solutions, LLC ("Biomed"), and seeks reimbursement for them. All of the above mentioned transactions are accounted for in the "Due to related parties" account. Amounts owed to (from) BTI and Biomed were as follows at December 31:

                                              2004                 2003
                                              ----                 ----
     Due to BTI                              $75,103                    $0
     Due to(from) Biomed                     (1,626)                 2,500
                                -------------------------------------------
         Total                               $73,477                $2,500
                                ===========================================

Note 4. Concentrations of Credit Risk:

The Company maintains its cash at one bank. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 2004 and 2003, amounts in excess of insurable limits were approximately $37,700 and $0, respectively.

Note 5. Operating Lease Commitments:

The Company has entered into operating leases for office space. Total lease expense, including common area charges, for all operating leases was $4,453 and $0 for the years ended December 31, 2004 and 2003, respectively. Future minimum lease payments under this operating lease are currently estimated as follows:

                   2005                                        $9,150
                   2006                                        13,140
                   2007                                         7,665
                                                      ----------------
                       Total                                  $29,955
                                                      ================

Note 6. Subsequent Events:

On November 30, 2005, the Company entered into a purchase agreement with a related party, Biophan Technologies, Inc. ("BTI") for BTI to acquire a substantial minority interest in Myotech, LLC. Under the terms of the purchase agreement, BTI will obtain a minority interest of approximately 40 percent in exchange for 4.9 million shares of BTI stock and a cash payment of $2,225,000 over a six month period. Effective November 30, 2005 BTI issued 4,923,080 shares of its common stock to the Company in exchange for 3,768,488 Class A units, resulting in a minority interest held by BTI of approximately 35%. The Company has received a total of $800,000 subsequent to November 30, 2005 related to this purchase. BTI has the option to acquire up to a 54 percent interest in the Company for cash over the next two years. For every Class A unit purchased, BTI will receive 0.25 warrants exercisable upon issuance with a warrant price equal to $2.7434 per unit, with a term of seven years from the date of issuance.

Subsequent to December 31, 2004, the Company received additional Class B investments of $1,012,500. As of September 10, 2005, the Company is no longer receiving Class B investments.

As of December 19, 2005, Advanced Resuscitation, LLC assigned the license rights to the core Direct Mechanical Ventricular Actuation technology. The Company now has complete ownership of all rights to this property. (See Note 2)